================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 1998

SUPERIOR BANK FSB (as depositor under the Pooling and Servicing Agreement, dated as of March 1, 1998, providing for the issuance of AFC Mortgage Loan Asset Backed Certificates, Series 1998-1)


                               Superior Bank FSB
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       United States                   333-39199                36-1414142
----------------------------         ------------         ----------------------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)


   One Lincoln Centre
Oakbrook Terrace, Illinois                                       60181
--------------------------                                     ----------
  (Address of Principal                                        (Zip Code)
    Executive Offices)

Registrant's telephone number, including area code (630) 916-4000
                                                   --------------

================================================================================

Item 2. Acquisition or Disposition of Assets

Description of the Certificates, Group 1 and Group 2

     On March 26, 1998 a single series of certificates, entitled AFC Mortgage Loan Asset Backed Certificates, Series 1998-1 (the "Certificates") were issued pursuant to a pooling and servicing agreement (the "Agreement") attached hereto as Exhibit 4.1, dated as of March 1, 1998, among Superior Bank FSB, as depositor (the "Depositor") and as servicer (the "Servicer") and LaSalle National Bank, as trustee (the "Trustee"). The Certificates consist of five classes identified as Class 1A-1, Class 1A-2 (collectively, the "Class 1A Certificates"), Class 2A-1, Class 2A-2 (collectively, the "Class 2A Certificates", together with the Class 1A Certificates, the "Class A Certificates") and Class R (the "Class R Certificates"). The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund comprised of Group 1 and Group 2 (the "Trust Fund"), consisting primarily of first and second liens on single-family properties, multifamily properties, commercial properties and mixed residential and commercial structures (the "Mortgage Loans") with an aggregate principal balance of $180,932,515.76 as of December 1, 1997 (the "Cut-off Date") and an aggregate amount of $31,112,036.36 deposited on the Closing Date in the Sub-Pool I Pre-Funding Account, an aggregate amount of $40,736,034.30 deposited on the Closing Date in the Sub-Pool II Pre-Funding Account, an aggregate amount of $6,008,198.14 deposited on the Closing Date in the Sub-Pool III Pre-Funding Account and an aggregate amount of $55,046,803.34 deposited on the Closing Date in the Sub-Pool IV Pre-Funding Account. The Class A Certificates were sold by the Depositor to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and J.P. Morgan Securities Inc. ("J.P. Morgan"), pursuant to an underwriting agreement dated March 19, 1998 among the Depositor, Merrill and J.P. Morgan.

     The Class A Certificates evidence, in the aggregate, $450,000,000 principal amount as of the Cut-off Date. The Class 1A-1 Certificates will be entitled to payments of interest accrued on the outstanding Class 1A-1 Principal Balance at a variable pass-through rate. The Class 1A-2 Certificates will be entitled to payments of interest accrued on the outstanding Class 1A-2 Principal Balance at a variable pass-through rate. The Class 2A-1 Certificates will be entitled to payments of interest accrued on the outstanding Class 2A-1 Principal Balance at a variable pass-through rate. The Class 2A-2 Certificates will be entitled to payments of interest accrued on the outstanding Class 2A-2 Principal Balance at a variable pass-through rate. In addition, on each Remittance Date, each of the Class A Certificates will be entitled to distributions allocable to principal which will, as more fully described in the Agreement, include the principal portion of all scheduled and unscheduled payments received on the Mortgage Loans during an Accrual Period.

     Credit support in respect of certain losses realized on the Mortgage Loans will be covered by a certificate insurance policy (the "Certificate Insurance Policy") issued by Financial Guaranty Insurance Company (the "Certificate Insurer") and, if the related Remittance Date is prior to the

Cross-over Date, Excess Spread received by the Servicer. The Certificate Insurance Policy will irrevocably and unconditionally guaranty payment on each Remittance Date to the Holders of the Class A Certificates of the related Class A Remittance Amount. If the related Remittance Date is prior to the Cross-Over Date with respect to a particular Group, Holders of the Class A Certificates will have a right to 100% of the related Excess Spread to fund the amount by which the related Class A Remittance Amount with respect to all Classes of related Class A Certificates exceeds the related Available Remittance Amount for such Remittance Date. To the extent available, the Net Excess Spread and Excess Principal with respect to a Group will then be applied to cover any Available Funds Shortfall with respect to the other Group. Capitalized terms used in the second paragraph hereof and not otherwise defined shall have the meanings assigned to them in the Agreement.

     Items 3 through 6 and Item 8 are not included because they are not applicable.

     Item 7. Financial Statements and Exhibits

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits

     4.1 Pooling and Servicing Agreement, dated as of March 1, 1998, by and among Superior Bank FSB, as Depositor and Servicer and LaSalle National Bank, as Trustee.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SUPERIOR BANK FSB

                                        By: /s/ William C. Bracken
                                            -------------------------------
                                        Name:  William C. Bracken
                                        Title: Senior Vice President
                                               and Chief Financial Officer

Dated: March 26, 1998

                                 EXHIBITS TABLE

     4.1 Pooling and Servicing Agreement, dated as of March 1, 1998, by and among Superior Bank FSB, as Depositor and Servicer and LaSalle National Bank, as Trustee.